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                                                                    Exhibit (21)

FIRST OF AMERICA BANK CORPORATION LIST OF SUBSIDIARIES AS OF JULY 31, 1994:


Name                                                      Place of Incorporation
- ----                                                      ---------------------

First of America Bank - Ann Arbor                         Michigan
First of America Bank - Central                           Michigan
First of America Bank - Champaign County, N.A.            United States
First of America Bank - Decatur, N.A.                     United States
First of America Bank - Florida, F.S.B.                   United States
First of America Bank - Indiana                           Indiana
First of America Bank - Kankakee/Metro Southwest, N.A.    United States
First of America Bank - Northwest Indiana                 United States
First of America Bank - Northeast Illinois, N.A.          United States
First of America Bank - Champion, N.A.                    United States
First of America Bank - Michigan, N.A.                    United States
First of America Bank - Mid Michigan, N.A.                United States
First of America Bank - Northern Michigan                 Michigan
First of America Bank - Illinois, N.A.                    United States
First of America Bank - Quad Cities, N.A.                 United States
First of America Bank - North Central Illinois, N.A.      United States
First of America Bank - Southeast Michigan, N.A.          United States
First of America Bank - Springfield, N.A.                 United States
First of America Bank - Upper Peninsula, N.A.             United States
First of America Bank - West Michigan                     Michigan
First of America Brokerage Service, Inc.                  Michigan
First of America Community Development
  Corporation                                             Michigan
First of America Insurance Company                        Arizona
First of America Mortgage Company                         Michigan
First of America Investment Corporation                   Michigan
First of America Bank Corporation - Indiana               Indiana
First of America Trust Company                            Illinois
First of America Acquisition Company                      Illinois
FOA Investco - Central, Inc.                              Michigan
FOA Investco - Champaign, Inc.                            Michigan
FOA Investco - Illinois, Inc.                             Michigan
FOA Investco - Indiana, Inc.                              Michigan
FOA Investco - Northwest Indiana, Inc.                    Michigan
FOA Investco - Mid Michigan, Inc.                         Michigan
FOA Investco - Michigan, Inc.                             Michigan
FOA Investco - Southeast Michigan, Inc.                   Michigan
FOA Investco - Ann Arbor, Inc.                            Michigan
FOA Investco - Northern Michigan, Inc.                    Michigan
FOA Investco - Upper Peninsula, Inc.                      Michigan
FOA Investco - West Michigan, Inc.                        Michigan
CNB Investment Company                                    Michigan
Frankenmuth Bank & Trust Realty Company                   Michigan
Commercial National Development Co.                       Delaware
First of America Information Systems, Inc.                Illinois
First of America Securities, Inc.                         Michigan
FOA Mortgage Company                                      Arizona
SecureData Corporation                                    Michigan